Exhibit 23.2
DeGOLYER and MacNAUGHTON
5001 Spring Valley Road
Suite 800 East

Dallas, Texas 75244
August 10, 2009
Superior Energy Services, Inc.
601 Poydras Street, Suite 2400
New Orleans, Louisiana 70130
Ladies and Gentlemen:
     We hereby consent to the reference to our firm and to the incorporation by reference in this Registration Statement on Form S-8 of the estimates of reserves, expenditures, and revenues contained in our “Appraisal Report as of December 31, 2007 on Certain Properties owned by SPN Resources” that appears in the Annual Report on Form 10-K of Superior Energy Services, Inc. for the year ended December 31, 2008.

Very truly yours,
/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON